UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                           MARCH 18, 2010

Commission File Number 001-33933
EXPLORE ANYWHERE HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Nevada	88-0319470
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

6150 West 200 South, #3, Wabash, Indiana	46992
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 877.539.5644

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2010 the Board of Directors of Explore Anywhere Holding Corp., a Nevada corporation (at that time known as “Porfavor Corp.”) (the “Company”) received the resignations of Ms. Christine Applegate acting as the Chief Financial Officer and member of the Board of Directors, (the “Board”) and Mr. Boyd Applegate as Chief Executive Officer, President, and Director of the Board. On the same day Mr. William Gerlib (age 26) was appointed as a member of the Board of Directors. Mr. Gerlib is a self taught computer software programmer. After graduation from high school he applied his skills programming and networking high energy lasers and automated machines from October 2003 to July of 2006 at L&M Metal Stamping Inc. in Peru, Indiana. At L&M, Mr. Gerlib started as a metal stamping machine operator. He was later promoted to a production manager and chief programmer. Since the summer of 2006, Mr. Gerlib has pursued furthering his technical skill sets by taking classes at ITT Technical Institute and IVY Tech community college in Indiana. Mr. Gerlib was appointed as the interim CEO of ExploreAnywhere, Inc. in August of 2009.

On March 22, 2010, the Board elected Mr. William Gerlib as the Company’s President, Secretary and Treasurer.

On March 23, 2010, Mr. William Gerlib resigned as the Company’s Treasurer. On the same day Mr. Bryan Hammond (age 25) was elected as Chairman of the Board. Mr. Hammond began his entrepreneurial career at the age of 14 when he developed and sold his first shareware program. Throughout his teenage years Mr. Hammond started several Internet startups. In 2001, Mr. Hammond turned his attention toward developing and innovating technologies that protected children from the increasing dangers of the Internet by founding ExploreAnywhere Software. Mr. Hammond attended the University of New Hampshire Whittemore School of Business and Economics studying Business Administration, but left after one year of study to continue his management of ExploreAnywhere full time as CEO. In August of 2009 Mr. Hammond stepped down as the CEO of ExploreAnywhere, but remains as the Chairman of the Board. Mr. Hammond serves as ExploreAnywhere’s leader for development strategy. Mr. Hammond is also founder and CEO of Hammond Industries, a web development and Internet marketing company that specializes in international and domestic traffic monetization.

In addition on March 23, 2010, Mr. William Corso (age 26) was elected as a member of the Board of Directors and as Treasurer. Mr. Corso is currently the Vice President of Durni Companies LLC, a real estate and Internet investment holding company founded in December 2006. Mr. Corso works to maximize revenue from direct navigation traffic from domain name portfolios by means of pay-per-click advertising. Mr. Corso received his Bachelors of Science in Business Administration with a concentration in Finance, magna cum laude, from Northeastern University College of Business Administration in May 2007. Mr. Corso has served as a director on the Board of ExploreAnywhere, Inc. since November 2007.

In addition, March 23, 2010, Mr. Gavin Durni (age 26) was elected as a member of the Board of Directors. Mr. Durni is President of Durni Companies LLC, a real estate and Internet investment holding company founded in December 2006. Durni Companies LLC's Internet operations specialize in monetizing direct navigation traffic from domain name portfolios by means of pay-per-click advertising. Mr. Durni received his Bachelors of Science in Business Administration with a concentration in entrepreneurship from Boston University School of Management in 2006. Mr. Durni served as a consultant to ExploreAnywhere from April 2006 to October 2007. In November of 2007, Mr. Durni was appointed a director to the Board of ExploreAnywhere, Inc.

The appointments of Messers. Hammond, Gerlib, Corso and Durni were done in anticipation of a contemplated corporate transaction between the Company and ExploreAnywhere, Inc.

Messers. Hammond, Corso and Durni are the founders of ExploreAnywhere, Inc. and intend to enter into a transaction for the acquisition of ExploreAnywhere, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      November 22, 2010

EXPLORE ANYWHERE HOLDING CORP.

By:           /s/ William Gerlib
Name:           William Gerlib
Title:           Interim CEO